Exhibit 99.1

Exicure, Inc. Enters into Definitive Agreement with CBI USA, Inc. for $5.4 Million Equity Financing and Announces Implementation of Strategic Measure to Reduce Cash Burn and Prioritize Strategic Alternatives

–Upon satisfaction of certain closing conditions including approval by Exicure stockholders, existing investor CBI USA, Inc. will purchase an aggregate of 3,400,000 shares of common stock for an aggregate purchase price of $5.4 million, which would result in CBI obtaining a controlling stake in Exicure
–Exicure to reduce its workforce by approximately 66%, along with the implementation of other cost-cutting measures
–Company to suspend all pre-clinical activities, and to seek asset divestiture of SCN9A program
–Company is halting all R&D activities and continues to explore strategic alternatives focused on maximizing value

CHICAGO, IL. — September 26, 2022 — Exicure, Inc. (NASDAQ: XCUR) today announced plans to restructure the Company and align resources to continue exploring strategic alternatives that maximize stockholder value. After a strategic review of the Company’s business plans and objectives and its existing cash resources, the Company’s Board of Directors has approved the following:

•A workforce reduction of approximately 66%, expected to be completed by the fourth quarter of 2022;
•Cessation of all R&D activities, including suspension of all partnered programs;
•Exploration of divesture opportunities for clinical-stage asset in immuno-oncology and preclinical candidates, including the SCN9A product candidates for neuropathic pain; and
•Company’s executive team is expected to remain in place following the restructuring and realignment.

The Company estimates that it will incur total expenses relating to the restructuring of approximately $0.5 million, consisting of severance and termination-related costs and expects to record a significant portion of these charges in the third quarter of 2022. This restructuring plan is expected to extend the Company’s cash runway into the second quarter of 2023 based on current operating plans and estimates.

Update Regarding SCN9A Program

For the SCN9A program targeting the Nav 1.7 channel for neuropathic pain, Exicure developed several potential candidates that have shown promising activity in preclinical studies with a significant level of knockdown of the SCN9A mRNA transcript. Unfortunately, results from a recent in-vivo animal study in non-human primates did not meet desired target engagement levels as observed in previous in vitro preclinical studies. Additional preclinical studies would be required to understand recent findings, likely delaying the timing of IND-enabling work. As a result, Exicure has suspended further pre-clinical activities for the SCN9A program as it assesses strategic alternatives for all its assets, including its platform technology, with the goal of maximizing stockholder value.

“These decisions are never easy, and we understand the impact they have on all our stakeholders and stockholders, including our loyal Exicure employees. I want to address our Exicure employees impacted by our workforce reduction by stating that the decision today is in no way a reflection on them. I am so proud and honored to be their colleague at Exicure as I have seen firsthand their tremendous efforts, sacrifices and contributions in following the science, being true to the data and ultimately pursuing treatments in patients with unmet medical needs. Exicure will support them in transitioning to their future endeavors,” stated Matthias Schroff, Chief Executive Officer, Exicure.

Private Placement Transaction with CBI, USA

Exicure also today announced that it has agreed, subject to customary closing conditions including stockholder approval, to sell an aggregate of 3,400,000 shares of its common stock at a purchase price of $1.60 per share to existing investor, CBI USA, Inc. (“CBI USA”), a subsidiary of CBI, Co. Ltd., in a private placement in public equity (“PIPE”) financing. Upon satisfaction of certain closing conditions including approval by Exicure stockholders, CBI USA would hold a controlling position in Exicure equivalent to approximately 50.4% of the total voting power (based on the current number of outstanding shares of common stock). Under the terms of the transaction, assuming stockholders approve the transaction, CBI USA will also receive the right to nominate the number of directors to the Company’s Board equivalent to its proportional equity ownership of shares of the Company’s common stock from time to time, subject to approval by the Board and compliance with the provisions of applicable securities legislation, regulations, rules, policies and Nasdaq rules including, but not limited to, Nasdaq Listing Rule 5640.

Exicure anticipates that the gross proceeds from the PIPE will be approximately $5.4 million, before deducting transaction-related expenses payable by the Company and will be used for working capital and general corporate purposes. The transaction was approved by the Board of Directors of Exicure and Exicure stockholders will receive a proxy statement seeking their approval of the transaction with CBI USA in the coming weeks.

About Exicure

Exicure, Inc. is an early-stage biotechnology company developing nucleic acid therapies targeting ribonucleic acid against validated targets for neurological disorders and hair loss. The team includes a diverse scientific group with expertise in nucleic acid chemistry, drug development, and neuroscience. For further information, see www.exicuretx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact may be deemed forward looking including, without limitation: statements regarding the Company’s current business plans and objectives; the expected cost-savings from the proposed workforce reduction and the expecting timing for incurring costs associated with the workforce reduction, and the expected timing of implementing and completing the workforce reduction; estimated extended cash runway post-workforce reduction; the Company’s ability and timing to obtain stockholder approval for the completion of the PIPE; and the use of proceeds of the PIPE. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “advance,” “believes,” “target,” “may,” “intend,” “could,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation, the effects of the announcement or the consummation of the transaction on the market price of the Company’s common stock; the risks associated with governance and control matters in controlling investments; the Company’s ability to successfully implement the workforce reduction; the impact of the workforce reduction on the Company’s business; the failure to obtain stockholder approval of the PIPE or the failure to satisfy any of the other conditions to the completion of the PIPE; risks relating to the financing required to complete the PIPE; the effect of the announcement of the PIPE or workforce reduction on the ability of Exicure to retain and hire key personnel; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; significant transaction costs, fees, expenses and charges; and the risk of litigation and/or regulatory actions related to the PIPE. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission on March 25, 2022, as updated by the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

Media Contact:
Karen Sharma
MacDougall
781-235-3060
ksharma@macdougall.bio

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